                                                                    EXHIBIT 2.12

                      ELEVENTH AMENDMENT TO REAL ESTATE
                          PURCHASE AND SALE AGREEMENT

     This Eleventh Amendment to Real Estate Purchase and Sale Agreement (this "Amendment") is made and entered into as of this 25th day of February, 1999, by and between Glendale Centre, LLC, an Indiana limited liability company ("Purchaser"), and Indianapolis Mall Associates, an Indiana general partnership ("Seller"), with reference to the following:

     WHEREAS, Seller and Purchaser have entered into that certain Real Estate Purchase and Sale Agreement dated February 25, 1998, as amended by that certain First Amendment to Real Estate Purchase and Sale Agreement dated June 24, 1998, by a Second Amendment to Real Estate Purchase and Sale Agreement dated as of July 25, 1998, by a Third Amendment to Real Estate Purchase and Sale Agreement dated as of July 31, 1998, by a Fourth Amendment to Real Estate Purchase and Sale Agreement dated August 7, 1998, by a Fifth Amendment to Real Estate Purchase and Sale Agreement dated October 5, 1998, by a Sixth Amendment to Real Estate Purchase and Sale Agreement dated October 20, 1998, by a Seventh Amendment to Real Estate Purchase and Sale Agreement dated October 20, 1998, by an Eighth Amendment to Real Estate Purchase and Sale Agreement dated November 10, 1998, by a Ninth Amendment to Real Estate Purchase and Sale Agreement dated November 17, 1998, and by a Tenth Amendment to Real Estate Purchase and Sale Agreement dated January 19, 1999 (collectively, the "Original Agreement"), pursuant to which Seller agreed to sell and Purchaser agreed to purchase certain Property, as defined in the Original Agreement, pursuant and subject to the terms of the Original Agreement; and

     WHEREAS, in contemplation of both Purchaser's anticipated acquisition of the Property pursuant to the Original Agreement, and planned development of the Property after such acquisition, Purchaser has requested Seller to terminate a certain Lease Agreement dated November 18, 1998 (the "Lease") between Equity Properties and Development Limited Partnership, as agent for Seller, and Glendale Cinema, Inc., an Indiana corporation d/b/a Glendale Cinema (the "Cinema Tenant"), affecting a portion of the Property; and

     WHEREAS, Seller would incur certain losses, including without limitation loss of rental income, in the event the Lease is terminated and Purchaser shall fail to close on the acquisition of the Property pursuant to the Original Agreement; and

     WHEREAS, Seller is willing to terminate the Lease subject to and upon the terms set forth in this Amendment;

     NOW, THEREFORE, in consideration of the premises and respective undertakings of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

     1. All capitalized terms used herein shall have the meanings ascribed thereto in the Original Agreement unless otherwise defined herein.

     2. Seller shall exercise its rights under the Lease to terminate the Lease, and shall utilize reasonably prudent efforts to cause such termination to be effective by no later than April 30, 1999. Purchaser shall pay to Seller by wire transfer the sum of Seventy-Two Thousand Dollars ($72,000) (the "Lease Termination Payment") as security for the amount of Seller's loss of rental income resulting from the termination of the Lease between the date such Lease is effectively terminated and the earlier of (i) the end of the first lease year and (ii) the Closing (the "Lost Income"). The Lease Termination Payment shall be paid to Seller by no later than (a) 5:00 p.m. CST on March 8, 1999, if Purchaser has previously terminated the Agreement by written notice to Seller, or (b) 5:00 p.m. CST on April 30, 1999, or such later date as may be agreed upon by Seller and Purchaser in writing (the "End Payment Date"), if the Closing shall not have theretofore occurred; provided, however, that in the event the Closing shall take place after the date the Lease Termination Payment has been made, Seller shall reimburse to Purchaser at Closing the amount by which the Lease Termination Payment exceeds the Lost Income. If the Closing shall occur before the End Payment Date, Purchaser shall pay to Seller at Closing an amount equal to the Lost Income and shall have no further liability to make the Lease Termination Payment. The Lease Termination Payment shall be non-refundable except as provided hereinabove and in the event both (i) the Lease Termination Payment was made in accordance with clause (b) of the second sentence of this paragraph 2, and (ii) Purchaser does not close on the Property as a result of a breach of the Agreement by Seller or as a result of Seller's failure to satisfy any condition of closing as set forth in the Agreement (other than conditions of Section 5.4 of the Original Agreement). The Lease Termination Payment shall be in addition to Purchaser's Earnest Money obligations under the Original Agreement.

     3. Except in the event Purchaser does not close on the Property as a result of a breach of the Agreement by Seller or as a result of Seller's failure to satisfy any condition of closing as set forth in the Agreement (other than conditions of Section 5.4 of the Original Agreement), Purchaser hereby agrees to indemnify, defend and hold harmless Seller from and against any Lost Income, and any and all loss, cost, liability or expense arising from claims of the Cinema Tenant, or any other entity claiming by, through or under the Cinema Tenant, including without limitation any of the Cinema Tenant's affiliates or representatives, as a result of the termination of the Lease, but specifically excluding any claims (i) relating to the Cinema Tenant's prepayment of any rent, common area maintenance charges, taxes or other payments made by Cinema Tenant under the Lease, or (ii) as a result of Seller's acts or omissions other than the above act of termination.

     4. Notwithstanding anything to the contrary set forth in the Original Agreement, the terms and provisions of this Amendment shall survive the termination of the Original Agreement and/or the Closing.

     5. If Cinema Tenant has not vacated the Leased Premises under the Lease by April 30, 1999, the Closing Date shall be extended to the earlier to occur of
(a) the third (3rd) business day after such vacation, or (b) August 31, 1999, provided that Purchaser shall, in the name and on behalf of Seller diligently pursue the eviction of Cinema Tenant pursuant to the termination, and Purchaser shall bear all costs in connection with such eviction. Seller shall, at no cost to Seller, fully cooperate with Purchaser in any and all lawful efforts to cause Cinema Tenant to vacate the Leased Premises under the Lease, whether by way of eviction negotiated settlement or otherwise.

     6. Except as modified herein, all of the terms and provisions of the Original Agreement shall remain in full force and effect and shall not be limited, revised or modified hereby. To the extent that any terms or provisions of the Original Agreement are contrary to or contradict the terms or provisions set forth herein, the terms and provisions set forth herein shall govern.

     IN WITNESS WHEREOF, Seller and Purchaser have executed this Eleventh Amendment to Real Estate Purchase and Sale Agreement as of the date first written above.


              GLENDALE CENTRE, LLC,
              an Indiana limited liability company


              By:           /s/
                            -------------------------------

              Printed Name:
                            -------------------------------

              Its:
                            -------------------------------



              INDIANAPOLIS MALL ASSOCIATES,
              an Indiana general partnership


              By: First Capital Income Properties, Ltd. - Series IX, a Florida limited partnership, partner

                   By:  First Capital Financial Corporation,
                        a Florida corporation, general partner

                        By:             /s/ Norman Field
                                        -------------------------------

                        Printed Name:     NORMAN FIELD
                                        -------------------------------

                        Title:            Vice President
                                        -------------------------------


              By: First Capital Income Properties, Ltd. - Series X, a Florida limited partnership, partner

                   By:  First Capital Financial Corporation,
                        a Florida corporation, general partner

                        By:             /s/ Norman Field
                                        -------------------------------

                        Printed Name:     NORMAN FIELD
                                        -------------------------------

                        Title:            Vice President
                                        -------------------------------

     IN WITNESS WHEREOF, Seller and Purchaser have executed this Eleventh Amendment to Real Estate Purchase and Sale Agreement as of the date first written above.


              GLENDALE CENTRE, LLC,
              an Indiana limited liability company


              By:           /s/ Paul W. Kite
                            -------------------------------

              Printed Name:     PAUL W. KITE
                            -------------------------------

              Its:              Member
                            -------------------------------



              INDIANAPOLIS MALL ASSOCIATES,
              an Indiana general partnership


              By: First Capital Income Properties, Ltd. - Series IX, a Florida limited partnership, partner

                   By:  First Capital Financial Corporation,
                        a Florida corporation, general partner

                        By:             /s/ Norman Field
                                        -------------------------------

                        Printed Name:     NORMAN FIELD
                                        -------------------------------

                        Title:            Vice President
                                        -------------------------------


              By: First Capital Income Properties, Ltd. - Series X, a Florida limited partnership, partner

                   By:  First Capital Financial Corporation,
                        a Florida corporation, general partner

                        By:             /s/ Norman Field
                                        -------------------------------

                        Printed Name:     NORMAN FIELD
                                        -------------------------------

                        Title:            Vice President
                                        -------------------------------